Calculation of Filing Fee Tables
S-3
Redwire Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value	Other	115,677,386	$ 14.05	$ 1,625,267,273.30	0.0001531	$ 248,828.42
Fees to be Paid	2	Equity	Common Stock, $0.0001 par value, issuable upon the exercise of Warrants	Other	2,000,000	$ 25.55	$ 51,100,000.00	0.0001531	$ 7,823.41
Fees to be Paid	3	Equity	Warrants	Other	2,000,000		$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,676,367,273.30		$ 256,651.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 256,651.83
Offering Note
[1]	a. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. b. Represents 115,677,386 shares of the registrant's common stock, par value $0.0001 per share ("Common Stock"), registered for resale by the selling stockholders named in this registration statement, including (i) 65,473,983 shares of Common Stock issuable upon the conversion of shares of the Company's Series A Convertible Preferred Stock, par value $0.0001 per share, (ii) 11,802 shares of Common Stock issuable upon the vesting of restricted stock units and (iii) 331,785 shares of Common Stock held back from merger consideration paid to certain of the selling stockholders, releasable net of any shares of Common Stock forfeited to satisfy purchase price adjustments, if any. c. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant's Common stock reported on the New York Stock Exchange (the "NYSE") on August 6, 2025.

[2]	See note 1a. Pursuant to Rules 457(c) and 457(i) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the sum of the average of the high and low prices of the Common Stock as reported on the NYSE on August 6, 2025 ($14.05) and the warrant exercise price per share of Common stock ($11.50).

[3]	See note 1a. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants, including the exercise price of the warrants, has been allocated to the underlying Common Stock included in the registration fee.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A